Exhibit 99.1
DIVERSIFIED HEALTHCARE TRUST
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

On January 31, 2025, Diversified Healthcare Trust and its consolidated subsidiaries, or DHC, completed the sale of three life science properties with approximately 186,000 rentable square feet located at 3030, 3040 and 3050 Science Park Road, San Diego, California, or MUSE, for a net sales price of $159.0 million, excluding closing costs.
The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2024 reflects DHC's financial position as if the sale of MUSE was completed as of September 30, 2024. The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2023 and unaudited pro forma condensed consolidated statements of comprehensive income (loss) for the nine months ended September 30, 2024 reflect DHC's results of operations as if the sale of MUSE was completed on January 1, 2023. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) DHC's unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2024, and the notes thereto, included in DHC's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on November 4, 2024 and (ii) DHC's consolidated financial statements for the year ended December 31, 2023, and the notes thereto, included in DHC's Annual Report on Form 10-K filed with the SEC on February 26, 2024.
These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of DHC's expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in DHC's portfolio of investments, capital structure, property level operating expenses and revenues, including rents expected to be received pursuant to DHC's existing leases or leases DHC may enter into, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in these unaudited pro forma condensed consolidated financial statements and such differences may be significant. In the opinion of management, all adjustments necessary to reflect, in all material respects, the effects of the sale of MUSE have been included.

DIVERSIFIED HEALTHCARE TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2024
(dollars in thousands, except share data)

	Historical	Transaction Accounting Adjustments		Pro Forma
		(1)
Assets
Real estate properties:
Land	$623,322	$(5,228)	(A)	$618,094
Buildings and improvements	6,049,365	(188,107)	(A)	5,861,258
Total real estate properties, gross	6,672,687	(193,335)		6,479,352
Accumulated depreciation	(2,110,692)	49,840	(A)	(2,060,852)
Total real estate properties, net	4,561,995	(143,495)		4,418,500

Investments in unconsolidated joint ventures	110,513	—		110,513
Assets of properties held for sale	81,163	—		81,163
Cash and cash equivalents	256,527	—		256,527
Restricted cash	4,873	157,891	(B)	162,764
Equity method investment	23,758	—		23,758
Acquired real estate leases and other intangible assets, net	27,868	—		27,868
Other assets, net	218,499	(6,588)	(A)	211,911
Total assets	$5,285,196	$7,808		$5,293,004

Liabilities and Shareholders' Equity
Senior secured notes, net	$801,315	$—		$801,315
Senior unsecured notes, net	2,016,140	—		2,016,140
Secured debt and finance leases, net	127,836	—		127,836
Liabilities of properties held for sale	2,617	—		2,617
Accrued interest	22,589	—		22,589
Other liabilities	266,295	(1,670)	(A)	264,625
Total liabilities	3,236,792	(1,670)		3,235,122

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $.01 par value: 300,000,000 shares authorized, 241,281,373 shares issued and outstanding	2,413	—		2,413
Additional paid in capital	4,619,990	—		4,619,990
Cumulative net income	1,495,469	9,478	(C)	1,504,947
Cumulative other comprehensive income	8	—		8
Cumulative distributions	(4,069,476)	—		(4,069,476)
Total shareholders' equity	2,048,404	9,478		2,057,882
Total liabilities and shareholders' equity	$5,285,196	$7,808		$5,293,004

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

DIVERSIFIED HEALTHCARE TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2023
(amounts in thousands, except per share data)

	Historical	Transaction Accounting Adjustments		Pro Forma
		(2)
Revenues:
Rental income	$258,400	$(7,986)	(D)	$250,414
Residents fees and services	1,151,908	—		1,151,908
Total revenues	1,410,308	(7,986)		1,402,322

Expenses:
Property operating expenses	1,174,151	(3,917)	(D)	1,170,234
Depreciation and amortization	284,083	(25,464)	(D)	258,619
General and administrative	26,131	—		26,131
Acquisition and certain other transaction related costs	10,853	—		10,853
Impairment of assets	18,380	—		18,380
Total expenses	1,513,598	(29,381)		1,484,217

Gain on sale of properties	1,205	9,478	(E)	10,683
Gains on equity securities, net	8,126	—		8,126
Interest and other income	15,536	—		15,536
Interest expense	(191,775)	—		(191,775)
Loss on modification or early extinguishment of debt	(2,468)	—		(2,468)
Loss before income tax expense and equity in net losses of investees	(272,666)	30,873		(241,793)
Income tax expense	(445)	—		(445)
Equity in net losses of investees	(20,461)	—		(20,461)
Net loss	$(293,572)	$30,873		$(262,699)

Weighted average common shares outstanding (basic and diluted)	238,836			238,836

Per common share amounts (basic and diluted):
Net loss	$(1.23)			$(1.10)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

DIVERSIFIED HEALTHCARE TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
For the Nine Months Ended September 30, 2024
(amounts in thousands, except per share data)

	Historical	Transaction Accounting Adjustments		Pro Forma
		(2)
Revenues:
Rental income	$187,155	$(6,895)	(D)	$180,260
Residents fees and services	928,653	—		928,653
Total revenues	1,115,808	(6,895)		1,108,913

Expenses:
Property operating expenses	921,366	(2,877)	(D)	918,489
Depreciation and amortization	207,449	(6,148)	(D)	201,301
General and administrative	27,763	—		27,763
Acquisition and certain other transaction related costs	2,243	—		2,243
Impairment of assets	41,718	—		41,718
Total expenses	1,200,539	(9,025)		1,191,514

Loss on sale of properties	(18,976)	—		(18,976)
Interest and other income	7,215	—		7,215
Interest expense	(175,721)	—		(175,721)
Loss on modification or early extinguishment of debt	(209)	—		(209)
Loss before income tax expense and equity in net losses of investees	(272,422)	2,130		(270,292)
Income tax expense	(505)	—		(505)
Equity in net losses of investees	(9,882)	—		(9,882)
Net loss	$(282,809)	$2,130		$(280,679)

Other comprehensive income:
Equity in unrealized gains of an investee	8	—		8
Other comprehensive income	8	—		8
Comprehensive loss	$(282,801)	$2,130		$(280,671)

Weighted average common shares outstanding (basic and diluted)	239,396			239,396

Per common share amounts (basic and diluted):
Net loss	$(1.18)			$(1.17)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

DIVERSIFIED HEALTHCARE TRUST
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)
(1) Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments
(A)     The adjustments represent the effect of the sale of MUSE.
(B)     The adjustment represents $157,891 of estimated net proceeds to DHC from the sale of MUSE. These net proceeds are being held by DHC as restricted cash as these three properties secure its $940,534 of senior secured notes due 2026, and DHC is required to use the net proceeds to partially redeem these senior secured notes.
(C)     The adjustment represents an increase of $9,478 for the estimated gain on sale of properties related to the sale of MUSE.
(2) Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations and Unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Income (Loss) Adjustments
(D)     The adjustments represent the historical revenues and expenses of MUSE for the year ended December 31, 2023 and the nine months ended September 30, 2024 as if this transaction had occurred on January 1, 2023.
(E)     The adjustment represents an increase of $9,478 for the estimated gain on sale of properties related to the sale of MUSE.